AMERICAN CENTURY INVESTMENT SERVICES, INC.

                             DISTRIBUTION AGREEMENT


         This DISTRIBUTION AGREEMENT is made and entered into by and between each of the open-end management investment companies listed on SCHEDULE A, attached hereto, as of the dates noted on such SCHEDULE A, together with all other open end management investment companies subsequently established and made subject to this Agreement in accordance with SECTION 11 (the "Issuers") and AMERICAN CENTURY INVESTMENT SERVICES, INC., a Delaware corporation ("Distributor").

         WHEREAS, the common stock of each of the Issuers is currently divided into a number of separate series of shares, or funds, each corresponding to a distinct portfolio of securities, and many of which are also divided into multiple classes of shares; and

         WHEREAS, Distributor is a registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc.; and

         WHEREAS, the Boards of Directors of the Issuers (the "Board") wish to engage the Distributor to act as the distributor of the Funds;

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

Section 1.        General Responsibilities

Each Issuer hereby engages Distributor to act as exclusive distributor of the shares of each class of its separate series, and any other series and classes as may be designated from time to time hereafter (the "Funds"). The Funds subject to this Distribution Agreement are identified on SCHEDULE A, as the same may be amended from time to time. Sales of a Fund's shares shall be made only to investors residing in those states in which such Fund is registered. After effectiveness of each Fund's registration statement, Distributor will hold itself available to receive, and will receive, by mail, telex, telephone, and/or such other method as may be agreed upon between Distributor and Issuers, orders for the purchase of Fund shares, and will accept or reject such orders on behalf of the Funds in accordance with the provisions of the applicable Fund's prospectus. Distributor will be available to transmit such orders as are so accepted to the Fund's transfer agent as promptly as possible for processing at the shares' net asset value next determined in accordance with the prospectuses.

a. Offering Price. All shares sold by Distributor under this Agreement shall be sold at the net asset value per share ("Net Asset Value") determined in the manner described in each Fund's prospectus, as it may be amended from time to time, next computed after the order is accepted by Distributor or its agents or affiliates. Each Fund shall determine and promptly furnish to Distributor a statement of the Net Asset Value of shares of said Fund's series at least once on each day on which the Fund is open for business, as described in its current prospectus.

b. Promotional Support. Each Fund shall furnish to Distributor for use in connection with the sale of its shares such written information with respect to said Fund as Distributor may reasonably request. Each Fund represents and warrants that such information, when authenticated by the signature of one of its officers, shall be true and correct. Each Fund shall also furnish to Distributor copies of its reports to its shareholders and such additional information regarding said Fund's financial condition as Distributor may reasonably request. Any and all representations, statements and solicitations respecting a Fund's shares made in advertisements, sales literature and in any other manner whatsoever shall be limited to and conform in all respects to the information provided hereunder.

c. Regulatory Compliance. Each Fund shall furnish to Distributor copies of its current form of prospectus, as filed with the SEC, in such quantity as Distributor may reasonably request from time to time, and authorizes Distributor to use the prospectus in connection with the sale of such Fund's shares. All such sales shall be initiated by offer of, and conducted in accordance with, such prospectus and all of the provisions of the Securities Act of 1933, the Investment Company Act of 1940 ("1940 Act") and all the rules and regulations thereunder. Distributor shall furnish applicable federal and state regulatory authorities with any information or reports related to its services under this Agreement which such authorities may lawfully request in order to ascertain whether the Funds' operations are being conducted in a manner consistent with any applicable law or regulations.

d. Acceptance. All orders for the purchase of its shares are subject to acceptance by each Fund.

Section 2.        Compensation

a. Retail Class and Institutional Class Shares. Except for the promises of the Funds contained in this Agreement and their performance thereof, Distributor shall not be entitled to compensation for its services hereunder with respect to the Retail Class or the Services Class of shares.

b. Distribution Class and Service Class Shares. For the services provided and expenses incurred by Distributor as described in SECTION 2 AND
         SECTION 3 of the Master Distribution and Shareholder Services Plan adopted by the Board with respect to the Distribution Class of such Funds, Distributor shall receive the compensation described in SECTION 1 of such Plan. For the services provided and expenses incurred by Distributor as described in SECTION 2 of the Shareholder Services Plan adopted by the Board with respect to the Service Class of such Funds, Distributor shall receive the compensation described in SECTION 1 of such Plan.

Section 3.        Expenses

a. Distributor shall pay all expenses incurred by it in connection with the performance of its distribution duties hereunder and under the Master Distribution and Shareholder Services Plan, dated as of August 1, 1997, with respect to the Advisor Class of the Funds' shares, including, but not limited to (A) payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell Advisor Class shares pursuant to Selling Agreements; (B) compensation to registered representatives or other employees of Distributor who engage in or support distribution of the Funds' Advisor Class shares; (C) compensation to, and expenses (including overhead and telephone expenses) of, Distributor; (D) the printing of prospectuses, statements of additional information and reports for other than existing shareholders; (E) the preparation, printing and distribution of sales literature and advertising materials provided to the Funds' shareholders and prospective shareholders; (F) receiving and answering correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports; (G) the providing of facilities to answer questions from prospective investors about Fund shares; (H) complying with federal and state securities laws pertaining to the sale of Fund shares; (I) assisting investors in completing application forms and selecting dividend and other account options; (J) the providing of other reasonable assistance in connection with the distribution of Fund shares; (K) the organizing and conducting of sales seminars and payments in the form of transactional compensation or promotional incentives; (L) profit on the foregoing; (M) the payment of "service fees", as contemplated by the Rules of Fair Practice of the National Association of Securities Dealers , Inc.; and (N) such other distribution and services activities as the Issuers determine may be paid for by the Issuers pursuant to the terms of this Agreement and in accordance with Rule 12b-1 of the 1940 Act.

b. In addition to paying the above expenses with respect to the Advisor Class, Distributor shall pay all expenses incurred with respect to the Funds' other classes in connection with their registration under the Securities Act of 1933 and the 1940 Act, the qualification of such shares for sale in each jurisdiction designated by the Funds' investment adviser, the issue and transfer of such shares (including the expenses of confirming purchase and redemption orders and of supplying the information, prices and other data to be furnished by the Funds under this Agreement), the registration of Distributor as a broker, and the registration and qualification of its officers, directors and representatives under applicable federal and state laws.

Section 4.        Independent Contractor

Distributor shall be an independent contractor. Neither Distributor nor any of its officers, trustees, employees or representatives is or shall be an employee of a Fund in connection with the performance of Distributor's duties hereunder. Distributor shall be responsible for its own conduct and the employment, control, compensation and conduct of its agents and employees, and for any injury to such agents or employees or to others through its agents and employees.

Section 5.        Affiliation With The Funds

Subject to and in accordance with each Fund's formative documents, Section 10 of the 1940 Act, it is understood: that the directors, officers, agents and shareholders of the Funds are or may be interested in Distributor as directors, officers, or shareholders of Distributor; that directors, officers, agents or shareholders of Distributor are or may be interested in the Funds as directors, officers, shareholders (directly or indirectly) or otherwise; and that the affect of any such interest shall be governed by the 1940 Act and SECTION 4.

Section 6.        Books And Records

It is expressly understood and agreed that all documents, reports, records, books, files and other materials ("Fund Records") relating to this Agreement and the services to be performed hereunder shall be the sole property of the Funds and that such property, to the extent held by Distributor, shall be held by Distributor as agent during the effective term of this Agreement. All Fund Records shall be delivered to the applicable Fund upon the termination of this Agreement, free from any claim or retention of rights by Distributor.

Section 7.        Services Not Exclusive

The services of Distributor to the Funds hereunder are not to be deemed exclusive, and Distributor shall be free to render similar services to others.

Section 8.        Renewal And Termination

a. Term and Annual Renewal. The term of this Agreement shall be from the date of its approval by the vote of a majority of the Board of each Issuer, and it shall continue in effect from year to year thereafter only so long as such continuance is specifically approved at least annually by the vote of a majority of its Board, and the vote of a majority of said directors who are neither parties to the Agreement nor interested persons of any such party, cast at a meeting called for the purpose of voting on such approval. "Approved at least annually" shall mean approval occurring, with respect to the first continuance of the Agreement, during the 90 days prior to and including the date of its termination in the absence of such approval, and with respect to any subsequent continuance, during the 90 days prior to and including the first anniversary of the date upon which the most recent previous annual continuance of the Agreement became effective. The effective date of the Agreement with respect to each Fund is identified in the Schedules attached to this Agreement.

b. Termination. This Agreement may be terminated at any time, without payment of any penalty, by a Fund's Board, upon 60 days' written notice to Distributor, and by Distributor upon 60 days' written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment. The term "assignment" shall have the meaning set forth for such term in Section 2(a)(4) of the 1940 Act.

Section 9.        Severability

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

Section 10.       Applicable Law

This Agreement shall be construed in accordance with the laws of the State of Missouri.

Section 11.       Amendment

This Agreement and the Schedules forming a part hereof may be amended at any time by a writing signed by each of the parties hereto. In the event that the Board or trustees of any additional funds indicate by resolution that such funds are to be made parties to this Agreement, whether such funds were in existence at the time of the effective date of this Agreement or subsequently formed, SCHEDULE A hereto shall be amended to reflect the addition of such new funds and such new funds shall thereafter become parties hereto. In the event that such new funds issue multiple classes of shares, SCHEDULES B, C, D, AND E, as appropriate, shall be amended to reflect the addition of such new funds' classes. In the event that any of the Funds listed on SCHEDULE A terminates its registration as a management investment company, or otherwise ceases operations, SCHEDULE A (and, as appropriate, SCHEDULES B, C, D, AND E) shall be amended to reflect the deletion of such Fund and its various classes.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year indicated on SCHEDULE A.


                                      AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                        MUNICIPAL FUNDS
                                      AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                      AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                      AMERICAN CENTURY INVESTMENT TRUST
                                      AMERICAN CENTURY MUNICIPAL TRUST
                                      AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                                      AMERICAN CENTURY TARGET MATURITIES TRUST
Attest:

/*/Douglas A. Paul                    /*/James M. Benham
Secretary                             President and Chief Executive Officer


Attest:                               AMERICAN CENTURY INVESTMENT SERVICES, INC.

/*/William M. Lyons                   /*/James E. Stowers III
Secretary                             President and Chief Executive Officer

                                   Schedule A

              COMPANIES AND FUNDS COVERED BY DISTRIBUTION AGREEMENT

--------------------------------------------------------------------------------- ----------------------------------

Registered Investment Company and Funds                                                         Date
--------------------------------------------------------------------------------- ----------------------------------

American Century California Tax-Free and Municipal Funds
     Benham California High Yield Municipal Fund                                           August 1, 1997
     Benham California Insured Tax-Free Fund                                               August 1, 1997
     Benham California Intermediate-Term Tax-Free Fund                                     August 1, 1997
     Benham California Limited-Term Tax-Free Fund                                          August 1, 1997
     Benham California Long-Term Tax-Free Fund                                             August 1, 1997
     Benham California Municipal Money Market Fund                                         August 1, 1997
     Benham California Tax-Free Money Market Fund                                          August 1, 1997

American Century Government Income Trust
     Benham Capital Preservation Fund                                                      August 1, 1997
     Benham GNMA Fund                                                                      August 1, 1997
     Benham Government Agency Money Market Fund                                            August 1, 1997
     Benham Inflation-Adjusted Treasury Fund                                               August 1, 1997
     Benham Intermediate-Term Treasury Fund                                                August 1, 1997
     Benham Long-Term Treasury Fund                                                        August 1, 1997
     Benham Short-Term Government Fund                                                     August 1, 1997
     Benham Short-Term Treasury Fund                                                       August 1, 1997

American Century International Bond Funds
     Benham International Bond Fund                                                        August 1, 1997

American Century Investment Trust
     Benham Prime Money Market Fund                                                        August 1, 1997

American Century Municipal Trust
     Benham Arizona Intermediate-Term Municipal Fund                                       August 1, 1997
     Benham Florida Intermediate-Term Municipal Fund                                       August 1, 1997
     Benham Florida Municipal Money Market Fund                                            August 1, 1997
     Benham Intermediate-Term Tax-Free Fund                                                August 1, 1997
     Benham Limited-Term Tax-Free Fund                                                     August 1, 1997
     Benham Long-Term Tax-Free Fund                                                        August 1, 1997
     Benham Tax-Free Money Market Fund                                                     August 1, 1997

American Century Quantitative Equity Funds
     American Century Equity Growth Fund                                                   August 1, 1997
     American Century Global Gold Fund                                                     August 1, 1997
     American Century Global Natural Resources Fund                                        August 1, 1997
     American Century Income & Growth Fund                                                 August 1, 1997
     American Century Utilities Fund                                                       August 1, 1997

American Century Target Maturities Trust
     Benham Target Maturities Trust: 2000                                                  August 1, 1997
     Benham Target Maturities Trust: 2005                                                  August 1, 1997
     Benham Target Maturities Trust: 2010                                                  August 1, 1997
     Benham Target Maturities Trust: 2015                                                  August 1, 1997
     Benham Target Maturities Trust: 2020                                                  August 1, 1997
     Benham Target Maturities Trust: 2025                                                  August 1, 1997
--------------------------------------------------------------------------------- ----------------------------------

By executing this Schedule A, each Fund executes the Distribution Agreement to which it is attached and all of its Exhibits and amendments as of the date specified above.

                                                       AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                                                       AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                                       AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                                       AMERICAN CENTURY INVESTMENT TRUST
                                                       AMERICAN CENTURY MUNICIPAL TRUST
                                                       AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
AMERICAN CENTURY INVESTMENT SERVICES, INC.             AMERICAN CENTURY TARGET MATURITIES TRUST



/*/James E. Stowers III                                /*/James M. Benham
President and Chief Executive Officer                  President and Chief Executive Officer

                                   Schedule B

                   FUNDS FEATURING MULTIPLE CLASSES OF SHARES


------------------------------------------------------------------ --------------- -------------- ----------------
                                                                      Investor        Advisor      Institutional
Fund                                                                   Class           Class           Class
American Century Equity Growth Fund                                      X               X               X
American Century Global Gold Fund                                        X               X
American Century Global Natural Resources Fund                           X               X
American Century Income & Growth Fund                                    X               X               X
American Century Utilities Fund                                          X               X
Benham GNMA Fund                                                         X               X
Benham Government Agency Money Market Fund                               X               X
Benham Intermediate-Term Treasury Fund                                   X               X
Benham International Bond Fund                                           X               X
Benham Long-Term Treasury Fund                                           X               X
Benham Short-Term Government Fund                                        X               X
Benham Short-Term Treasury Fund                                          X               X
Benham Target Maturities Trust:  2000                                    X               X
Benham Target Maturities Trust:  2005                                    X               X
Benham Target Maturities Trust:  2010                                    X               X
Benham Target Maturities Trust:  2015                                    X               X
Benham Target Maturities Trust:  2020                                    X               X
Benham Target Maturities Trust:  2025                                    X               X
------------------------------------------------------------------ --------------- -------------- ----------------

Dated:  August 1, 1997

                                                       AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                                                       AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                                       AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                                       AMERICAN CENTURY INVESTMENT TRUST
                                                       AMERICAN CENTURY MUNICIPAL TRUST
                                                       AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
AMERICAN CENTURY INVESTMENT SERVICES, INC.             AMERICAN CENTURY TARGET MATURITIES TRUST

As executed on behalf of the above in                  As executed on behalf of the above in
Schedule A by                                          Schedule A by

James E. Stowers III                                   James M. Benham
President and Chief Executive Officer                  President and Chief Executive Officer